Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of International Game Technology PLC of our report dated March 2, 2021 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in International Game Technology PLC’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 18, 2021